                                                                    EXHIBIT 99.1
                       EXCHANGE AND SUBSCRIPTION AGREEMENT

                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29721


         The undersigned ("Subscriber") hereby (1) agrees to exchange the number of shares of the common stock (the "Common Stock") of The Thaxton Group, Inc. (the "Company") shown above Subscriber's name on the signature page hereof for an equal number of shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") and (2) subscribes and agrees to purchase the number of shares of Preferred Stock above Subscriber's name on the signature page hereof. The undersigned shall pay the purchase price by check or money order payable to "THE THAXTON GROUP, INC." or by debit to a brokerage account with the broker-dealer that solicited the Subscriber's purchase in an amount equal to the product of the number of shares set forth on the signature page hereof multiplied by the $10.00 per share purchase price.

         Subscriber hereby agrees, represents and warrants as follows with the intent that the same may be relied upon by the Company:

         (1) Subscriber has received the Prospectus dated ____________, 1997 (including any amendments or supplements thereto, the "Prospectus") relating to the offering by the Company of up to 326,840 shares of the Preferred Stock (the "Offering").

         (2) Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of the Offering, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning any investment in the Preferred Stock.

         (3) If Subscriber is an individual, Subscriber is a bona fide resident of the state set forth in the Subscriber's address on the signature page hereof. If Subscriber is an entity, Subscriber's state of organization is the state set forth in the Subscriber's address on the signature page hereof and Subscriber's principal office is located in such state. The information regarding Subscriber set forth on the signature hereof is correct and complete in all respects.

         (4) Subscriber acknowledges and agrees that this Agreement merely constitutes an offer to purchase the Preferred Stock, and that the Preferred Stock will not be issued by the Company and Subscriber shall have no additional rights as a shareholder in the Company until this Agreement is accepted by the Company.

         (5) The certificate to be issued on behalf of the Subscriber will be registered as indicated below.

         (6) Subscription funds will not be placed in escrow and, accordingly, will be available for immediate use by the Company.

         Subscriber agrees that the Company may accept or reject this Subscription Agreement, in whole or in part, in its sole discretion. Subscriber acknowledges that this Subscription Agreement is irrevocable, binding and legally enforceable until the Termination Date of the Offering as set forth in the Prospectus, and Subscriber shall not be entitled to cancel, terminate or revoke this Agreement prior to such Termination Date. Subscriber understands that the Company reserves the right at any time to terminate the Offering by rejecting or canceling all Agreements and returning all subscription funds, with interest, if any, to subscribers.

         Subscribers agrees not to transfer or assign this Subscription Agreement or any of Subscriber's interest herein. This Subscription Agreement shall be binding upon Subscriber and Subscriber's heirs, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

         Number of Shares of Common Stock to be exchanged (up to 25% of total beneficially owned): ____________

Number of Shares Subscribed:            Name of Subscriber:

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Total Subscription Price:               Please PRINT or Type exact name(s) in which undersigned
(at $10.00 per share)                   desires shares to be registered

$----------------------------

Date:------------------------           -------------------------------------------------------
                                        Signature*


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Area Code and Telephone Number          Signature*


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Social Security or Federal Taxpayer     Please indicate form of ownership the undersigned
Identification Number                   desires for the shares (individual, joint tenants with
                                        right of survivorship, tenants in common,
                                        trust, corporation, partnership, custodian, etc.)


                         The undersigned wishes to pay for the Preferred Stock
as follows:

[ ]      Enclosed is a check made payable to THE THAXTON GROUP, INC. (ENCLOSED)

[ ] Debit to brokerage account. If this option is selected, provide the following information:

----------------------------------------------------------- -------------------------------------------------------

----------------------------------------------------------- -------------------------------------------------------
Broker Name                                                 Street Address (P.O. Box Not Acceptable)


----------------------------------------------------------- -------------------------------------------------------
Brokerage Firm                                              City/State/Zip Code

----------------------------------------------------------- [ ]    Certificate to be issed in Street Name
Account No.
----------------------------------------------------------- ---------------------------------------------------------



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                                 SUBSTITUTE W-9
Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given above is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.

Date:____________________________   ____________________________________________
                                    Signature
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         *If a corporation, please sign in full corporate name by president or other authorized officer. When signing as authorized officer, attorney, trustee, administrator or guardian, please give your full title as such. In case of joint tenant, each joint owner must sign.


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                         TO BE COMPLETED BY THE COMPANY

                                  Accepted as of ___________, 19__, as to
________ shares.

THE THAXTON GROUP, INC.

By:______________________________     Title: __________________________________

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